Exhibit 3.96

COPY FileD OCT 15 1986 OKLAHOMA SECRETARY OF STATE
ARTICLES OF INCORPORATION

STATE OF OKLAHOMA	)
	)	SS
COUNTY OF PAYNE	)
TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:
     We, the undersigned Incorporators,

NAME	NO. and STREET	CITY AND STATE
Henry E. Wells	101 Mohawk Drive	Stillwater OK 74074

Mimi Wixson	101 Mohawk Drive	Stillwater OK 74074

Charles L. McBride	301 S. Duck	Stillwater OK 74074
being persons legally competent to enter into contracts for the purpose of forming a corporation under “The Business Corporation Act” of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:
ARTICLE I
     The name of this corporation is: H. E. W. Waste Systems, Inc.
ARTICLE II
     The address of its registered office in the State of Oklahoma is: 101 E. Mohawk Drive, Stillwater OK 74074.
     The name of its registered agent is: Henry E. Wells.
ARTICLE III
     The duration of the corporation is perpetual.
[ILLEGIBLE]

ARTICLE IV
     The nature of the business, object and purposes to be transacted, promoted or carried on by the corporation are:
     1. To own, manage, and operate a sanitary landfill in Payne County, Oklahoma, for the disposal of waste, garbage, and all other items. To engage in all activities, render all services, incidental or related to or connected with any and every phase of the operation of a sanitary landfill business. To purchase, lease, or otherwise acquire and to erect, construct, build, establish, develop, improve, real property within the operation of a sanitary landfill business, and for all lawful purposes for which a business corporation can be formed within the State of Oklahoma.

     2. To acquire, lease, own, control, sell, construct, mortgage, or otherwise deal in all types of interest in real and personal property for the purpose of conducting and operating the business as set out above.
     3. To enter into any association of related businesses deemed necessary, convenient, or incidental to carrying out any of the purposes for which this corporation has been organized.
     4. To issue bonds, notes, stock, debentures or other evidences of indebtedness for the object and purpose of borrowing funds for the uses and benefits of which this corporation has been organized and to execute mortgages, liens, pledges, deeds of trust, and other encumbrances upon the property of the corporation.
     5. To acquire the assets and/or liabilities of any person, firm, association or corporation, either in whole or in part, in exchange for cash, stock, or bonds of this corporation.
     6. To purchase or otherwise acquire, hold, sell and reissue the shares of its own capital stock in general.
     7. To do generally each and every thing necessary, suitable or proper for the accomplishment of the purposes or the attainment of any one or more of the objects herein enumerated, or which at any time appear conducive to, or expedient for the protection or benefit of this corporation.
     8. To carry on any other lawful business whatsoever in connection with the foregoing or which is calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its property or properties, and in connection with the foregoing, said corporation shall have and exercise all the powers conferred by the laws of the State of Oklahoma upon business corporations and such other powers as may be properly implied from such statutory grant of powers, it being hereby expressly provided that the foregoing enumeration of specific powers shall not in any manner be held to limit or restrict, in any manner, such general powers which may be implied therefrom which are granted to business corporations under the statutes of the State of Oklahoma.
ARTICLE V
     1. The aggregate number of shares which the corporation shall have the authority to allot is 500 shares of common stock of the par value of $1.00 per share.
     2. There shall be no other class of stock of the corporation than the common stock set out hereinabove.
     3. The common stock of the corporation, except the amount of the stated paid-in capital stock, as hereinafter stated, may be issued from time to time and upon such terms as may be determined by the Board of Directors, which common stock shall be issued in conformity with the following provisions:
     In case any holder of stock of this corporation, his heirs at law, executor, administrators, legatees, or assigns, desire to sell, transfer, or otherwise dispose of all or any part of his shares of stock, he shall first notify the Secretary of this corporation in writing, stating the number of shares he desires to sell, the bona fide price at which he is able to sell, transfer, or otherwise dispose of them, and the name and address of the person to whom they are to be sold or transferred, and for a period of fifteen (15) days following the receipt of such notice by the Secretary of this corporation, this corporation shall have an option to purchase said shares at the price so stated. No stock of this corporation shall be sold nor transferred upon the books of this corporation, nor shall any purchaser or assignee thereof have any right to demand or require transfer of any stock of this corporation attempted to be sold or transferred to him until after notice in accordance with the preceding sentence and until the expiration of said period of fifteen (15) days, during which time this corporation’s option thereon shall hold, and be exercisable by this corporation. If the said Board of Directors does not exercise this option to this corporation within said period of fifteen (15) days, then and in that event, the holders of the common stock in this corporation shall have a right to purchase pro rata such stock within five (5) days after the lapse of said fifteen (15) day period, and if any one or more of the holders of common stock of this corporation elect not to purchase their pro rata share of such stock, then and in that event, the remaining common stockholders shall have the right and option to purchase said stock on a pro rata basis. If the Board of Directors does not exercise the option herein provided for the corporation, and if none of the holders of common stock elect to purchase such stock, then and in that event, such stockholder may sell and assign the number of shares mentioned in such notice of sale of stock to the person named therein, but to no other persons, and according to the terms of sale specified in said notice.

     The Board of Directors may, by resolution, waive the said fifteen (15) day period, and the holders of common stock, may likewise, waive in writing the period for the exercise of their option, and thereby authorize the sale, assignment, or transfer of the stock of the corporation to the person named in the notice without further delay.
     All certificates of common stock issued by the corporation shall have the provisions hereof pertaining to the common stock either printed thereon, or reference to these Articles of Incorporation may be made on the stock certificate, and the provisions hereof incorporated therein by reference and no stock shall be sold, transferred, issued or conveyed to anyone except with notice of these provisions and after acceptance of the pertinent provisions hereof by the persons to whom the stock is issued and such persons shall be bound hereby. All certificates shall contain the following phrase:
“No sale, pledge, transfer or conveyance of the shares of stock represented by this certificate, or any part thereof, shall be effective until compliance with provisions contained in the Articles of Incorporation and the By-Laws of this corporation pertaining to the sale, transfer, or other disposition of such common stock.”
ARTICLE VI
     The amount of stated capital with which the corporation will begin business is $500.00, which has been fully paid in.

ARTICLE VII
     The number and class of shares to be allotted by the corporation before it shall begin business shall be 500 shares of common stock of the par value of $1.00 per share for which the corporation shall receive a consideration of $500.00.
ARTICLE VIII
     The number of directors to be elected at the first meeting of the shareholders is not less than three.
ARTICLE IX
     The Board of Directors shall have the power to adopt, alter or repeal the By-Laws of this corporation subject to the power of the shareholders to alter or repeal such By-Laws; provided, however, the Board of Directors shall not adopt or alter any By-Laws fixing their number, qualifications, classifications or term of office.
     Dated at Stillwater, Oklahoma, this 10th day of October, 1986.

/s/ Henry E. Wells
Henry E. Wells

/s/ Mimi Wixson
Mimi Wixson

/s/ Charles L. McBride
Charles L. McBride

COPY
AFFIDAVIT AS TO PAID-IN CAPITAL

STATE OF OKLAHOMA	)
	)	SS
COUNTY OF PAYNE	)
     The undersigned, of lawful age, being first duly sworn, each for himself, deposes and says that the affiants named below constitute a majority of the Incorporators of H. E. W. WASTE SYSTEMS, INC., a proposed corporation, and that the amount of stated capital with which said corporation will begin business, as set out in its attached Articles of Incorporation has been fully paid in.
     Dated this 10th day of October, 1986.

/s/ Henry E. Wells
Henry E. Wells

/s/ Mimi Wixson
Mimi Wixson

/s/ Charles L. McBride
Charles L. McBride
Subscribed and sworn to before me this 10th day of October, 1986.

/s/ Geralyn McBride
Notary Public, Geralyn McBride

My commission expires: 8/24/87
(SEAL)

FILE IN DUPLICATE PRINT CLEARLY
FILED – Oklahoma Secretary of State #1900449537 03/07/2005  14:32

RECEIVED MAR 7 2005 OKLAHOMA SECRETARY OF STATE
AMENDED
CERTIFICATE OF INCORPORATION
(BEFORE RECEIPT OF PAYMENT OF STOCK)

TO:	OKLAHOMA SECRETARY OF STATE 2300 N. Lincoln Blvd., Room 101. State Capital Building Oklahoma City, Oklahoma 73105-4897 (405)-522-4560
The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1076 of the Oklahoma General Corporation Act, hereby certifies:
1.     A. The name of the corporation is:
        H. E. W. Waste Systems, Inc.
        B. As amended: The name of the corporation has been changed to:
        Allied Waste Services of Stillwater, Inc.
(Please Note: The new name of the corporation MUST contain one of the following words: association, company, corporation, club, foundation, fund, incorporated, institute, society, union, syndicate or limited or one of the abbreviations eg. corp., Inc. or ltd.)
2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

The Corporation Company	715 First National Buildings	Oklahoma City	Oklahoma City	73102

Name of Agent	Street Address	City	County	Zip Code
(P.O. BOXES ARE NOT ACCEPTABLE)
3. The duration of the corporation is: perpetual

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

	SERIES	PAR VALUE PER SHARE
NUMBER OF SHARES	(If any)	(Or, if without par value, so state)
COMMON 500		1.00

PREFERRED

5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:
6. IT IS FURTHER CERTIFIED that this corporation has not received any payment for any of its stock.
     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its Incorporators/Board of Directors, this 4th day of March, 2005.

/s/ Jo Lynn White

Signature		Signature

Title:	Jo Lynn White, Secretary	Title:

Jo Lynn White

Please Print Name		Please Print Name
(SOS FORM005 12/01)